UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313

CHANGE OF LOCATION (VIRTUAL MEETING FORMAT) — ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020

The following Additional Information Regarding Change of Location for the 2020 Annual Meeting of Shareowners relates to the Notice of Annual Meeting and accompanying Proxy Statement of The Coca-Cola Company (the “Company”), dated March 5, 2020, furnished to shareowners of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareowners to be held on Wednesday, April 22, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareowners on April 8, 2020.

THIS ADDITIONAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CHANGE OF LOCATION (VIRTUAL MEETING FORMAT)
ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF SHAREOWNERS
TO BE HELD ON APRIL 22, 2020

Dear fellow shareowners:

The Coca-Cola Company’s deepest sympathies go out to those who have been impacted by the coronavirus pandemic. We are carefully following government guidelines around the world and taking precautionary steps to do what we can to prevent the further spread of the virus. After careful consideration, and in light of public health concerns regarding the coronavirus pandemic and the importance of safeguarding the health of The Coca-Cola Company’s shareowners, employees, directors and officers, The Coca-Cola Company has decided to forego for this year the physical location of the 2020 Annual Meeting of Shareowners (the “2020 Annual Meeting”) to be held at World of Coca-Cola in Atlanta, Georgia in favor of a virtual meeting format only. The 2020 Annual Meeting will still be held at 8:30 a.m. Eastern Time on April 22, 2020.

As there will not be a physical location, shareowners will not be able to vote their shares in person at the 2020 Annual Meeting. The only way for shareowners to vote their shares is to submit a proxy in advance of the meeting using one of the methods described in the proxy materials for the 2020 Annual Meeting or to attend the meeting virtually per the instructions below.

We are committed to ensuring, to the extent possible, that shareowners will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. If you were a shareowner of record as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee, you are entitled to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting by visiting www.meetingcenter.io/249464513 and entering your control number and the password, COCA2020. Shareowners may also submit questions in advance of and during the 2020 Annual Meeting through our 2020 Annual Meeting website at www.coca-colacompany.com/annual-meeting-of-shareowners or by emailing your question, along with proof of ownership, to shareownerservices@coca-cola.com.

To be admitted to the 2020 Annual Meeting as a “shareowner” (with the option to vote your shares, examine the shareowner list and submit questions during the meeting), you must follow specific instructions, including, for shareowners of record, entering the control number you previously received and, for beneficial owners, obtaining a legal proxy and registering in advance for the virtual meeting. Questions and answers relating to the virtual meeting format, including specific instructions on how to be admitted to the meeting, can be found on our 2020 Annual Meeting website at www.coca-colacompany.com/annual-meeting-of-shareowners and will be filed as additional materials with the Securities and Exchange Commission.

Your vote is important to us. Whether or not you plan to participate in the live webcast of the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the virtual meeting format and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. If you have already submitted your proxy, there is no need to submit another proxy or vote at the 2020 Annual Meeting unless you wish to change or revoke your vote.

As the normal business hours of our headquarters located at One Coca-Cola Plaza, Atlanta, Georgia 30313, have been affected due to the coronavirus pandemic, we will make available, through electronic means, a list of shareowners of record as of the record date for inspection by shareowners for any purpose germane to the meeting from April 8 through April 21, 2020. To access the electronic list during this time, please send your request, along with proof of ownership, by email to shareownerservices@coca-cola.com. You will receive confirmation of your request and instructions on how to view the electronic list. The list will also be available to shareowners at www.meetingcenter.io/249464513 during the live webcast of the 2020 Annual Meeting.

While we recognize that those who were planning to attend in person may be disappointed about the change in meeting format, we will always put the health, safety and security of our shareowners, employees, consumers, customers and communities first.

We look forward to your participation at our virtual 2020 Annual Meeting.

April 8, 2020
By Order of the Board of Directors

Jennifer D. Manning
Associate General Counsel and Corporate Secretary

The 2020 Annual Meeting on April 22, 2020 at 8:30 a.m. Eastern Time is available at www.meetingcenter.io/249464513. The Coca-Cola Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at envisionreports.com/coca-cola, a site that does not have “cookies” that identify visitors to the site. Additionally, you may access our proxy materials on our 2020 Annual Meeting website at www.coca-colacompany.com/annual-meeting-of-shareowners.